Exhibit 99.1

Execution Version

VBC GROWTH SPV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of VBC Growth SPV, LLC (the “Company”), is entered into as of December 13, 2022 (the “Effective Date”) by and among the Members (as defined below).

WHEREAS, the Members have formed the Company for the limited purpose of providing financing to and holding interests in P3 Health Group, LLC and its Affiliates (the “Business”), including pursuant to that certain Unsecured Promissory Note dated as of December 13, 2022 by P3 Health Group, LLC to the Company (the “December 2022 P3 Note”) and the Warrant issued in connection therewith; and

WHEREAS, the Members and the Company desire to enter into this Agreement, to provide for, among other things, the conduct of the Business and affairs of the Company, and to specify the relative rights and obligations of the Members.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto (the “Parties”), intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the following meanings:

“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 10.2.

“Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any Fiscal Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Person’s Capital Account balance shall be (i) reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and (ii) increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to Minimum Gain).

“Affiliate” of any particular Person means (i) any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise and (ii) if such Person is a partnership or limited liability company, any partner or member thereof.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Tax Rate” means the combined federal, state and local tax rate applicable to any Member as determined from time to time by the Manager.

“Approved Sale” has the meaning set forth in Section 9.3(a)(i).

“Assignee” means a Person to whom Units have been Transferred in accordance with the terms of this Agreement and the other agreements contemplated hereby, but who has not become a Member pursuant to Article X.

“Base Rate” means, as of any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Book Value” means, with respect to any Company property, the Company’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Sections 1.704-1(b)(2)(iv)(d)-(g). For the avoidance of doubt, the initial Book Value of any asset contributed to the Company shall be the Fair Market Value of such asset at the time it is contributed to the Company.

“Budget Act” means Title XI of the Bipartisan Budget Act of 2015, Public Law No: 114-74 (2015) and any regulations promulgated thereunder.

“Business” has the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in Chicago, Illinois, are authorized or obligated by law or executive order to close.

“Capital Account” means the capital account maintained for a Unitholder pursuant to Section 3.2.

“Capital Commitment” means, with respect to each Committed Member, the aggregate Capital Contributions that such Committed Member has agreed to make to the Company, as set forth on Schedule I.

“Capital Contributions” means any cash, cash equivalents, promissory obligations or the Fair Market Value of other property which a Unitholder contributes with respect to any Unit pursuant to Section 3.1.

“Certificate” means the Company’s Certificate of Formation as filed with the Secretary of State of Delaware.

“Certificated Units” has the meaning set forth in Section 3.1(a)(iii).

“Class A Member” means a beneficial owner of Class A Units that has become a party to this Agreement and admitted as a Member of the Company.

“Class A Unit” means a Unit having the rights and obligations specified with respect to Class A Units in this Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Committed Members” means each of the Members that agrees to make a Capital Commitment.

“Company” has the meaning set forth in the Preamble.

“Company Total Equity Value” means the aggregate proceeds which would be received by the Unitholders if: (i) the assets of the Company as a going concern were sold at their Fair Market Value; (ii) the Company satisfied and paid in full all of its obligations and liabilities (including all Taxes,

Indebtedness, costs and expenses incurred in connection with such transaction and any reserves established by the Manager for contingent liabilities); and (iii) such net sale proceeds were then distributed in accordance with Section 4.1(b), all as reasonably determined in good faith by the Manager. When determined in connection with a Sale of the Company, Total Equity Value shall be derived from the consideration paid in connection with such Sale of the Company.

“CPF GP” means Chicago Pacific Founders Fund GP, L.P.

“CPF Member(s)” means Chicago Pacific Founders Fund, L.P., CPF VBC Growth Aggregator, L.P., and any of their respective Transferees.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. L. § 18-101, et seq., as it may be amended from time to time, and any successor to the Delaware Act.

“Distribution” means each distribution made by the Company to a Unitholder, whether in cash, property or securities of the Company and whether by liquidating distribution, redemption, repurchase or otherwise; provided that any recapitalization, exchange or conversion of securities of the Company, and any subdivision (by unit split or otherwise) or any combination (by reverse unit split or otherwise) shall not be a Distribution.

“Effective Date” has the meaning set forth in the Preamble.

“Equity Agreement” has the meaning set forth in Section 3.1(b)(ii).

“Equity Securities” means (i) Units, stock or other equity interests in the Company (including, without limitation, other classes, groups or series thereof having such relative rights, powers, and/or obligations as may from time to time be established by the Manager in accordance herewith, and including, without limitation, any so-called “profits interests”), (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into units, stock or other equity interests in the Company, and (iii) warrants, options or other rights to purchase or otherwise acquire units, stock or other equity interests in the Company.

“Estate Holder” has the meaning set forth in Section 9.13.

“Event of Withdrawal” means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.

“Excluded Unitholders” has the meaning set forth in Section 3.1(c)(i).

“Exempt Transfers” has the meaning set forth in Section 9.1.

“Exercising Unitholder” has the meaning set forth in Section 3.1(c)(ii).

“Fair Market Value” means, with respect to any asset or equity interest, the fair value thereof as of the date of valuation as determined by the Manager in good faith, according to a reasonable and customary methodology approved by the Manager.

“Family Group” means, as to any particular Person, (i) such Person’s spouse and descendants (whether natural or adopted), (ii) such Person’s estate, (iii) any trust solely for the benefit of such Person and/or such Person’s spouse and/or descendants, and (iv) any partnerships or limited liability companies where the only partners or members are such Person and/or such Person’s spouse and/or descendants.

“Fiscal Period” means any interim accounting period within a Fiscal Year established by the Manager and which is permitted or required by Code Section 706.

“Fiscal Quarter” means each calendar quarter ending March 31, June 30, September 30 and December 31, or such other quarterly accounting period as may be established by the Manager or as required by the Code.

“Fiscal Year” means the calendar year ending on December 31, or such other annual accounting period as may be established by the Manager or as required by the Code.

“Forfeiture Allocations” has the meaning set forth in Section 4.2.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“HSR Act” has the meaning set forth in Section 12.7.

“Indebtedness” means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than 120 days past due), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), and (v) any credit or loan agreement or facility or other agreement, instrument or document evidencing, creating or relating to any of the foregoing.

“Indemnified Person” has the meaning set forth in Section 6.4(a).

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, (i) does not own, directly or indirectly, in excess of 5% of the Units on a fully diluted basis (a “5% Owner”), (ii) is not controlling, controlled by or under common control with any such 5% Owner, (iii) is not an affiliated investment fund of such 5% Owner, and (iv) is neither a portfolio company of any such 5% Owner nor a subsidiary of any portfolio company of any such 5% Owner.

“IRS Notice” has the meaning set forth in Section 8.3(a).

“Issuance Date” has the meaning set forth in Section 3.8(e).

“Liquidation Assets” has the meaning set forth in Section 12.2(b).

“Liquidation FMV” has the meaning set forth in Section 12.2(b).

“Liquidation Statement” has the meaning set forth in Section 12.2(b).

“Losses” means items of the Company loss and deduction determined according to Section 3.2(b).

“Manager” has the meaning set forth in Section 5.1.

“Member” means each of the Persons admitted as members of the Company, who will be listed on Schedule I attached hereto, and any Person admitted to the Company as a Substituted Member or Additional Member; but only for so long as such Person is the record owner of one or more Units.

“Minimum Gain” means the partnership minimum gain determined pursuant to Treasury Regulation Section 1.704-2(d).

“Non-Exercising Unitholder” has the meaning set forth in Section 3.1(c)(ii).

“Notice of Drawdown” has the meaning set forth in Section 3.9(b).

“Officers” means each person designated as an officer of the Company to whom authority and duties have been delegated pursuant to Section 5.4, subject to any resolution of the Manager appointing or removing such person as an officer or relating to such appointment.

“Other Business” has the meaning set forth in Section 6.6(a).

“Other Members” has the meaning set forth in Section 9.2(a).

“Over-allotment Notice” has the meaning set forth in Section 3.1(c)(ii).

“Parties” has the meaning set forth in the Recitals.

“Partnership Representative” has the meaning of a “partnership representative” set forth in Section 6223(a) of the Code (as amended by the Budget Act) and any comparable provisions of foreign, state and local income tax laws and shall be a Member designated by the Manager.

“Permitted Transferee” means (i) with respect to any Person who is an individual, a member of such Person’s Family Group, and (ii) with respect to any Person which is an entity, any of such Person’s Affiliates or affiliated investment funds (if any), but only for so long as such Person remains a Permitted Transferee of such Person.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Pro Rata Share” means with respect to each Unit, the proportional amount such Unit would receive if an amount equal to the Company Total Equity Value were distributed to all Units in accordance with Section 4.1(b), and with respect to each Unitholder, such Unitholder’s pro rata share of Company Total Equity Value represented by all Units owned by such Unitholder, in each case as determined in good faith by the Manager.

“Profits” means items of the Company income and gain determined according to Section 3.2(b).

“Proportional Share” has the meaning set forth in Section 3.1(c)(i).

“Regulatory Allocations” has the meaning set forth in Section 4.3(e).

“Sale of the Company” means either (i) the sale, lease, license, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole or (ii) a transaction or a series of related transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities by the holders of securities of the Company) the result of which is that (A) the holders of the Company’s outstanding voting securities or their Affiliates immediately prior to such transaction or series of related transactions are (after giving effect to such transaction or series of related transactions) no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting securities of the Company, and (B) CPF GP is no longer the Manager of the Company. Notwithstanding the foregoing, (a) no such transaction or series of related transactions (including by way of merger, consolidation, recapitalization, reorganization, sale of units or otherwise) in connection with a public offering of Company securities shall be deemed a Sale of the Company and (b) a Sale of the Company shall not include any such transaction or series of related transactions effected by the issuance of voting securities by the Company, unless in connection with such issuance the Company either (x) redeems securities of the Company outstanding immediately prior to such issuance having a redemption price equal to more than 50% of the Company Total Equity Value immediately prior to such issuance or (y) makes a distribution upon the securities of the Company outstanding immediately prior to such issuance in an amount equal to more than 50% of the Company Total Equity Value immediately prior to such issuance payable otherwise than in cash out of earnings or earned surplus and other than a dividend payable solely in equity securities of the Company. Notwithstanding this definition of “Sale of the Company”, holders of a majority of the Class A Units may waive the classification of a certain transfer, acquisition, merger or other transaction as a “Sale of the Company”.

“Sale Notice” has the meaning set forth in Section 9.2(a).

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Exchange Act shall be deemed to include any corresponding provisions of future law.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, and without limitation, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company; provided that, for the avoidance of doubt, as of the date hereof the Company has no Subsidiaries and the Parties do not intend that the Company will have any Subsidiaries.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 10.1.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any transferee liability and any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

“Tax Distribution” has the meaning set forth in Section 4.1(a).

“Tax Matters Partner” has the meaning set forth in Section 6231 of the Code and shall be a Member designated by the Manager.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (including, without limitation, Transfers of equity interests in a Member or Unitholder) (whether with or without consideration, whether voluntarily or involuntarily or by operation of law) or the acts thereof, but excluding conversions and redemptions or repurchases of Units or stock by the Company made in accordance with this Agreement. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Transferring Unitholder” has the meaning set forth in Section 9.2(a).

“Treasury Regulations” means the income tax regulations promulgated under the Code, as amended from time to time.

“Unit” means Class A Units of membership interests in the Company representing a fractional part of the interests in Profits, Losses and Distributions of the Company held by all Members and Assignees; provided that any class, group or series of Units issued shall have the relative rights, powers and obligations set forth in this Agreement.

“Unitholder” means any record owner of one or more Units.

“Unpaid Capital Commitment” means, in respect of any Committed Member and as of any date, the amount of such Committed Member’s Capital Commitment as of such date, minus the aggregate amount of such Committed Member’s Capital Contributions to the Company as of such date, adjusted as contemplated hereby; provided, that, if such date is after delivery of a Notice of Drawdown but before the related Capital Contribution, then the amount specified in such Notice of Drawdown (as the same may be amended by a subsequent Notice of Drawdown related thereto) shall not be included in any Committed Member’s Unpaid Commitment, unless such amount is not actually contributed to the Company.

ARTICLE II

ORGANIZATIONAL MATTERS

2.1 Formation of the Company. The Company was formed by one or more organizers pursuant to the provisions of the Delaware Act.

2.2 Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that during the term of the Company set forth in Section 2.6 the rights, powers and obligations of the Unitholders with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and, except where the Delaware Act provides that such rights, powers and obligations specified in the Delaware Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect and such rights, powers and obligations are set forth in this Agreement, the Delaware Act.

2.3 Name. The name of the Company shall be “VBC Growth SPV, LLC”. The Manager may change the name of the Company at any time and from time to time and cause its officers to make all filings to reflect such change. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Manager.

2.4 Purpose. The purpose and business of the Company shall be for the sole and limited purpose of engaging in the Business and to perform such other obligations and duties in furtherance thereof.

2.5 Principal Office; Registered Office. The principal office of the Company shall be located at such place as the Manager may from time to time designate, and all business and activities of the Company shall be deemed to have occurred at its principal office. The Company may maintain offices at such other place or places as the Manager deems advisable. The address of the registered office of the Company in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Manager may designate from time to time in the manner provided by applicable law, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be the registered agent named in the Certificate or such Person or Persons as the Manager may designate from time to time in the manner provided by applicable law.

2.6 Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until termination and dissolution thereof in accordance with the provisions of Article XII.

2.7 No State-Law Partnership. The Unitholders intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Unitholder be a partner or joint venturer of any other Unitholder by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.7, and neither this Agreement nor any other document entered into by the Company or any Unitholder relating to the subject matter hereof shall be construed to suggest otherwise. The Unitholders intend that the Company shall be treated as a partnership for federal and, as applicable, state or local income tax purposes, and that each Unitholder and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

ARTICLE III

CAPITAL CONTRIBUTIONS

3.1 Unitholders.

(a) Units; Schedule of Unitholders.

(i) Each Class A Member has made a Capital Contribution to the Company on the date hereof in exchange for the Class A Units as set forth on Schedule I. Except as set forth in Section 3.9, no Member shall be required to make any additional Capital Contributions to the Company. No Member shall be required to lend any funds to the Company and no Member shall have any personal liability for the payment or repayment of any Capital Contribution by or to any other Member.

(ii) Any reference in this Agreement to Schedule I shall be deemed a reference to Schedule I as amended and in effect from time to time. The Manager may update Schedule I (without the consent of any Unitholders) from time to time to reflect any permitted changes in ownership of Units, including any permitted change as a result of any Transfer or issuance of Units, but any failure to update Schedule I will not affect any change in ownership of Units that is otherwise in compliance with the terms of this Agreement. The contents of Schedule I are confidential and may be redacted before being provided to any Member to the extent deemed necessary or advisable by the Manager.

(iii) The Company may (but need not) issue certificates representing the Units (“Certificated Units”). The Company may issue fractional Units.

(b) Issuance of Additional Units and Interests.

(i) The Manager shall have the right at any time and from time to time to authorize and cause the Company to create and/or issue Equity Securities of the Company (including other classes or series thereof having such relative rights, powers or obligations as may from time to time be established by the Manager, including rights, powers or obligations different from, senior to or more favorable than existing classes and series of Units), in which event, (1) all Unitholders shall be diluted in an equal manner with respect to such issuance, subject to differences in rights and preferences of different classes, groups and series of Equity Securities, and (2) the Manager shall have the power to amend this Agreement and to update Schedule I to reflect such additional issuances and dilution and to make any such other amendments as it deems necessary or desirable to reflect such additional issuances (including, without limitation, amending this Agreement to create and authorize a new class, group or series of Equity Securities and to add the terms of such new class, group or series including economic and governance rights which may be different from, senior to or more favorable than the other existing Equity Securities), in each case without the approval or consent of any other Person.

(ii) Any Person who acquires Equity Securities may be admitted to the Company as a Member pursuant to the terms of Section 10.2. In connection with any issuance of Units, the Person who acquires such Units shall execute a counterpart to this Agreement, accepting and agreeing to be bound by all terms and conditions hereof, and shall enter into such other documents, instruments and agreements to effect such purchase and evidence the terms and conditions thereof as are required by the Manager (each, an “Equity Agreement”). Each Person who acquires Units shall in exchange for such Units make a Capital Contribution to the Company in accordance with such Person’s Equity Agreement or, if none, in an amount to be determined by the Manager in its sole discretion (which may be zero).

(c) Preemptive Rights.

(i) Except for issuances of Units in consideration of the first $40 million of funding by the Members, as set forth on Schedule I, if the Company sells or offers to sell any Equity Securities (including Units), or any of its Subsidiaries sells or offers to sell any equity securities, to any Person, the Company shall offer to sell to each Unitholder (other than Excluded Unitholders (as defined below)) the number of Equity Securities or other equity securities of the Subsidiaries equal to the quotient obtained by dividing (1) the aggregate number of Units owned by such Unitholder, by (2) the aggregate number of Units owned by all Unitholders (such Unitholder’s “Proportional Share”); provided that no Unitholder who is not an “accredited investor” as such term is defined under the Securities Act and the rules and regulations promulgated thereunder (any such Unitholder, an “Excluded Unitholders”) shall have any rights under this Section 3.1(c). Each such Unitholder (other than Excluded Unitholders) shall be entitled to purchase such Equity Securities or other equity securities of the Subsidiaries, as the case may be, at the most favorable price and on the most favorable terms as such Equity Securities or other equity securities are to be offered; provided that if all Persons entitled to purchase or receive such Equity Securities are required to also purchase other securities of the Company, the Unitholders exercising their rights pursuant to this Section 3.1(c) shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase. The purchase price for all securities offered to such Unitholders hereunder shall be payable in cash or the same form as shall be paid by any proposed purchaser.

(ii) In order to exercise its purchase rights hereunder, a Unitholder must within two calendar days after receipt of written notice from the Company describing in reasonable detail the securities being offered, the purchase price thereof, the payment terms and such Unitholder’s Proportional Share, deliver a written notice to the Company describing such Unitholder’s election hereunder. No later than one calendar day following the expiration of such two day period, the Company shall notify each Unitholder (other than Excluded Unitholders) in writing of the number of new securities that each such Unitholder has agreed to purchase (including, for the avoidance of doubt, where such number is zero) (the “Over-allotment Notice”). Each Unitholder exercising its rights to purchase its Proportional Share of new securities in full (an “Exercising Unitholder”) shall have a right of over-allotment such that if any other Unitholder (other than Excluded Unitholders) fails to exercise its right under this Section 3.1(c) to purchase its Proportional Share of the new securities (each, a “Non-Exercising Unitholder”), such Exercising Unitholder may purchase its Proportional Share of such Non-Exercising Unitholder’s allotment by giving written notice to the Company within five calendar days of receipt of the Over-allotment Notice.

(iii) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such securities which such Unitholders have not elected to purchase during the 180 calendar days following such expiration at a price not less than, and on other terms and conditions no more favorable to the purchasers thereof than, that offered to such Unitholders. Any securities offered or sold by the Company after such 180-day period must be reoffered to such Unitholders pursuant to the terms of this Section 3.1(c).

(iv) Notwithstanding anything to the contrary set forth herein, in lieu of offering any securities to the Unitholders at the time such securities are offered to any Person, the Company may comply with the provisions of this Section 3.1(c) by making an offer to sell to the Unitholders (other than Excluded Unitholders) their Proportional Share of such securities promptly after a sale to any such Person is effected. In such event, for all purposes of this Section 3.1(c), each Unitholder’s Proportional Share shall be determined taking into consideration the actual number of securities sold to any other Person so as to achieve the same economic effect as if such offer would have been made prior to such sale.

(v) The rights of the Unitholders under this Section 3.1(c) shall terminate upon the consummation of a Sale of the Company.

(d) Certain Representations and Warranties. By executing this Agreement (or, after the date hereof, any counterpart or joinder to this Agreement) and in connection with the issuance of Equity Securities to such Unitholder, each Unitholder represents and warrants to the Company as follows:

(i) The Equity Securities being acquired by such Unitholder pursuant to this Agreement or otherwise will be acquired for such Unitholder’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, and the Equity Securities will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(ii) Such Unitholder is sophisticated in financial matters and is able to evaluate the risks and benefits of decisions respecting the investment in the Equity Securities and is either (A) an executive officer of the Company or a Subsidiary or Affiliate thereof or is a service provider knowledgeable about the Company and its Subsidiaries or (B) an “accredited investor” as such term is defined under the Securities Act and the rules and regulations promulgated thereunder.

(iii) Such Unitholder is able to bear the economic risk of his, her or its investment in the Equity Securities for an indefinite period of time because the Equity Securities have not been registered under the Securities Act or applicable state securities laws and are subject to substantial restrictions on transfer set forth herein and, therefore, cannot be sold unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available and in compliance with such restrictions on transfer.

(iv) Such Unitholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Equity Securities and has had full access to such other information concerning the Company and its Subsidiaries and Affiliates as he, she or it has requested.

(v) Such Unitholder has received and carefully read a copy of this Agreement. This Agreement and each of the other agreements contemplated hereby to be executed by such Unitholder (including any Equity Agreement) constitute the legal, valid and binding obligation of such Unitholder, enforceable in accordance with their terms, and the execution, delivery and performance of this Agreement and such other agreements do not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Unitholder is a party or any judgment, order or decree to which such Unitholder is subject or create any conflict of interest with the Company or any of its Subsidiaries or Affiliates, or any of their present or former customers.

(vi) Such Unitholder is a resident of the state, or has its principal place of business in the state, set forth under his or her name on Schedule I attached hereto.

(vii) Such Unitholder has been given the opportunity to consult with independent legal counsel regarding his, her or its rights and obligations under this Agreement and has consulted with such independent legal counsel regarding the foregoing (or, after carefully reviewing this Agreement, has freely decided not to consult with independent legal counsel), fully understands the terms and conditions contained herein and therein and intends for such terms to be binding upon and enforceable against him, her or it.

(viii) No agent, broker, investment banker, or other person acting on behalf of or under the authority of such Member is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with the sale of the Securities by the Company to such Member.

3.2 Capital Accounts.

(a) Maintenance of Capital Accounts. The Company shall maintain a separate Capital Account for each Unitholder according to the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). For this purpose, the Company may, upon the occurrence of the events specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of the Company property.

(b) Computation of Income, Gain, Loss and Deduction Items. For purposes of computing the amount of any item of the Company income, gain, loss or deduction to be allocated pursuant to Article IV and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided that:

(i) The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(1)(B) or Code Section 705(a)(2)(B) and Treasury Regulations Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

(ii) If the Book Value of any the Company property is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

(iii) Items of income, gain, loss or deduction attributable to the disposition of the Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(iv) Items of depreciation, amortization and other cost recovery deductions with respect to the Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(v) To the extent an adjustment to the adjusted tax basis of any the Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

3.3 Negative Capital Accounts. No Unitholder shall be required to pay to any other Unitholder or the Company any deficit or negative balance which may exist from time to time in such Unitholder’s Capital Account (including upon and after dissolution of the Company).

3.4 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any Distribution from the Company, except as expressly provided herein.

3.5 Loans From Unitholders. Loans by Unitholders to the Company shall not be considered Capital Contributions. If any Unitholder shall loan funds to the Company in excess of the amounts required hereunder to be contributed by such Unitholder to the capital of the Company, the making of such loans shall not result in any increase in the amount of the Capital Account of such Unitholder. The amount of any such loans shall be a debt of the Company to such Unitholder and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

3.6 Distributions In-Kind. To the extent that the Company distributes property in-kind to the Unitholders, the Company shall be treated as making a distribution equal to the Fair Market Value of such property for purposes of Section 4.1 and such property shall be treated as if it were sold for an amount equal to its Fair Market Value and any resulting gain or loss shall be treated as an item of Profits or Losses and allocated to the Unitholders’ Capital Accounts in accordance with Sections 4.2 through 4.4.

3.7 Transfer of Capital Accounts. The original Capital Account established for each Substituted Member shall be in the same amount as the Capital Account of the Unitholder (or portion thereof) to which such Substituted Member succeeds, at the time such Substituted Member is admitted to the Company. The Capital Account of any Unitholder shall be increased or decreased by means of the transfer to it of all or part of the Units of another Unitholder. Any reference in this Agreement to a Capital Contribution of or Distribution to a Unitholder that has succeeded any other Unitholder shall include any Capital Contributions or Distributions previously made by or to the former Unitholder on account of the Units of such former Unitholder transferred to such Unitholder.

3.8 Capital Commitments, Additional Capital Contributions. Each Committed Member commits to make Capital Contributions to the Company up to the amount of its Capital Commitment, which is set forth opposite such Committed Member’s name on Schedule I. The Members acknowledge that it is intended that the CPF Members will fund the entirety of the first drawdown of capital, and the other Members will contribute a disproportionate amount of capital in the second and third drawdown.

(a) Each Committed Member shall make Capital Contributions as provided herein to the Company up to the aggregate amount of the Unpaid Capital Commitment of such Committed Member. The Unpaid Capital Commitment, as calculated from time to time, of a Committed Member, shall be contributed to the Company at any time and from time to time upon at least four (4) Business Days’ prior written notice (a “Notice of Drawdown”) thereof from the Manager. All requests for Capital Contributions shall be made pro rata among the Committed Members based on their respective Unpaid Capital Commitments. The Notice of Drawdown delivered to each Committed Member shall specify the following:

(i) the total Capital Contributions requested from all Committed Members;

(ii) the Capital Contribution to be made by such Committed Member;

(iii) the date on which such Capital Contribution is due, which date shall be at least four (4) Business Days after and including the date of delivery of the Notice of Drawdown;

(iv) the account to which such Capital Contribution should be made; and

(v) a general description of the proposed investment and/or use of the funds requested.

(b) If any Committed Member fails to make its share of any Capital Contribution as and when required by the Manager pursuant to Section 3.9(b), and such failure is not cured within five (5) Business Days (or such longer cure period as the Manager may permit) after written notice has been given to such defaulting Committed Member by the Company, then such defaulting Committed Member shall forfeit the number of Units equal to (1) the amount of the capital called in the Notice of Drawdown that such defaulting Committed Member did not timely contribute, divided by (2) the applicable price per Unit for such Units. For the avoidance of doubt, the applicable price per Class A Unit issued on the Effective Date is $1.00 per Class A Unit.

ARTICLE IV

DISTRIBUTIONS AND ALLOCATIONS;

REDEMPTION AND CONVERSIONS

4.1 Distributions.

(a) Tax Distributions. To the extent funds of the Company may be available for distribution by the Company (as determined by the Manager in its sole discretion), the Manager shall cause the Company to distribute to the Unitholders with respect to each Fiscal Quarter an amount of cash (a “Tax Distribution”) which in the good faith judgment of the Manager equals (i) the amount of taxable income allocable to the Unitholders in respect of such

Fiscal Quarter (net of taxable Losses allocated to the Unitholder in respect of prior Fiscal Quarters and not previously taken into account under this clause), multiplied by (ii) the Applicable Tax Rate, with such Tax Distribution to be made to the Unitholders in the same proportions that taxable income was allocated to the Unitholders during such Fiscal Quarter (net of taxable Losses allocated to the Unitholder in respect of prior Fiscal Quarters and not previously taken into account under this clause). Tax Distributions shall be considered advance Distributions to Unitholders under Sections 4.1(b) and 4.1(c).

(b) Distributions Upon Repayment of December 2022 P3 Note. To the extent the Company receives any repayments of principal or payments of interest under the December 2022 P3 Note, the Manager shall cause the Company to make Distributions in such amount to the Members holding Class A Units in proportion to their respective number of Class A Units.

(c) Other Distributions. Except as otherwise set forth in Section 4.1(a), the Manager may (but shall not be obligated to) cause the Company to make Distributions at any time or from time to time to the Members holding Class A Units in proportion to their respective number of Class A Units.

(d) Distributions upon a Sale of the Company. In the event of a Sale of the Company, each Unitholder shall receive in exchange for the Units held by such Unitholder the same portion of the aggregate consideration from such transaction that such Unitholder would have received if such aggregate consideration had been distributed by the Company in accordance with the provisions of Section 4.1(b) (and with it being understood that determinations regarding the timing and amount of Distributions in connection with a Sale of the Company shall be made by the Manager). Each Unitholder shall take all necessary or desirable actions in connection with the distribution of the aggregate consideration from any such transaction as requested by the Manager.

4.2 Allocations. Except as otherwise provided in Section 4.3, Profits and Losses for any Fiscal Year shall be allocated among the Unitholders in such a manner as to reduce or eliminate, to the extent possible, any difference, as of the end of such Fiscal Year, between (a) the sum of (i) the Capital Account of each Unitholder, (ii) such Unitholder’s share of Minimum Gain, and (iii) such Unitholder’s partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)) and (b) the respective net amounts, positive or negative, which would be distributed to them or for which they would be liable to the Company under the Delaware Act, determined as if the Company were to (i) liquidate the assets of the Company for an amount equal to their Book Value and (ii) distribute the proceeds of liquidation pursuant to Section 12.2. For the avoidance of doubt, for purposes of making such allocation under this Section 4.2, all of the Units shall be treated as Units. The Unitholders acknowledge that allocations like those described in Proposed Treasury Regulation Section 1.704-1(b)(4)(xii)(c) (“Forfeiture Allocations”) may result from the allocations of Profits and Losses provided for in this Agreement. For the avoidance of doubt, the Company is entitled to make Forfeiture Allocations and, once required by applicable final or temporary guidance, allocation of Profits and Losses will be made in accordance with Proposed Treasury Regulation Section 1.704-1(b)(4)(xii)(c) or any successor provision or guidance.

4.3 Special Allocations.

(a) Partner Nonrecourse Deductions and Minimum Gain Chargeback. Losses attributable to partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). If there is a net decrease during a Fiscal Year in partner nonrecourse debt minimum gain (as determined pursuant to Treasury Regulations Section 1.704-2(i)(3)), Profits for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) shall be allocated to the Unitholders in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(i)(4) and 1.704-2(j)(2).

(b) Nonrecourse Deductions and Minimum Gain Chargeback. Nonrecourse deductions (as determined according to Treasury Regulations Section 1.704-2(b)(1)) for any Fiscal Year shall be allocated to each Unitholder ratably among such Unitholders based upon the manner in which Profits are allocated among the Unitholders for such Fiscal Year. Except as otherwise provided in Section 4.3(a), if there is a net decrease in the Minimum Gain during any Fiscal Year, each Unitholder shall be allocated Profits for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(f). This Section 4.3(b) is intended to be a Minimum Gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c) Qualified Income Offset. If any Unitholder that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) has an Adjusted Capital Account Deficit as of the end of any Fiscal Year, computed after the application of Sections 4.3(a) and 4.3(b) but before the application of any other provision of this Article IV, then Profits for such Fiscal Year shall be allocated to such Unitholder in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 4.3(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d) Allocation of Certain Profits and Losses. Profits and Losses described in Section 3.2(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m).

(e) Regulatory Allocations. The allocations set forth in Sections 4.3(a)-(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Unitholders intend to allocate Profit and Loss of the Company or make Distributions. Accordingly, notwithstanding the other provisions of this Article IV, but subject to the Regulatory Allocations, Profits and Losses shall be reallocated among the Unitholders so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Unitholders to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Unitholders anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Unitholders so that the net amount of the Regulatory Allocations and such special allocations to each such Unitholder is zero. In addition, if in any Fiscal Year or Fiscal Period there is a decrease in Minimum Gain, or in partner nonrecourse debt minimum gain, and application of the minimum gain chargeback requirements set forth in Section 4.3(a) or Section 4.3(b) would cause a distortion in the economic arrangement among the Unitholders, the Unitholders may, if they do not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.

4.4 Offsetting Allocations. If, and to the extent that, any Unitholder is deemed to recognize any item of income, gain, deduction or loss as a result of any transaction between such Unitholder and the Company pursuant to Sections 83, 482, or 7872 of the Code or any similar provision now or hereafter in effect, the Manager may, if permitted by applicable law, allocate any corresponding Profit or Loss to the Unitholder who recognizes such item in order to reflect the Unitholders’ economic interest in the Company.

4.5 Tax Allocations.

(a) Allocations Generally. The income, gains, losses and deductions of the Company will be allocated for federal, state and local income tax purposes among the Unitholders in accordance with the allocation of such income, gains, losses and deductions among the Unitholders for computing their Capital Accounts; except that if any such allocation is not permitted by the Code or other applicable law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Unitholders so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b) Code Section 704(c) Allocations. Items of the Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Unitholders in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value. In addition, if the Book Value of any the Company asset is adjusted pursuant to the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), then subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c). The Manager shall determine all allocations pursuant to this Section 4.5(b) using a method that is reasonable under Treasury Regulation Section 1.704-3; provided, however, the Manager shall select the remedial allocation method under Treasury Regulation Section 1.704-3(d) with respect to any assets transferred pursuant to the Acquisition Agreement.

(c) Allocation of Tax Credits, Tax Credit Recapture, Etc. Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Unitholders according to their interests in such items as determined by the Manager taking into account the principles of Treasury Regulations Sections 1.704-1(b)(4)(ii), 1.704-1(b)(4)(xi) and 1.704-1T(b)(4)(xi).

(d) Effect of Allocations. Allocations pursuant to this Section 4.5 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unitholder’s Capital Account or share of Profits, Losses, Distributions (other than Distributions pursuant to Section 4.1(a)) or other Company items pursuant to any provision of this Agreement.

4.6 Indemnification and Reimbursement for Payments on Behalf of a Unitholder. If the Company is required by law to make any payment to a Governmental Entity that is specifically attributable to a Unitholder or a Unitholder’s status as such (including, without limitation, federal withholding taxes, state personal property taxes, and state unincorporated business taxes), then such Unitholder shall indemnify and contribute to the Company in full for the entire amount paid (including interest, penalties and related expenses). The Manager may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 4.6. A Unitholder’s obligation to indemnify and make contributions to the Company under this Section 4.6 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 4.6, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Unitholder under this Section 4.6, including instituting a lawsuit to collect such indemnification and contribution, with interest calculated at a rate equal to the Base Rate plus three percentage points per annum (but not in excess of the highest rate per annum permitted by law), compounded on the last day of each Fiscal Quarter.

ARTICLE V

MANAGEMENT

5.1 Management of the Company by the Manager.

(a) The business and affairs of the Company shall be managed exclusively by the Manager. Except where the approval of the Members is expressly required by this Agreement or by non-waiveable provisions of the Act, or as otherwise specifically set forth in this Agreement, the Manager shall have full and complete authority, power and discretion to direct, manage and control the business, affairs and property of the Company.

(b) The Manager shall initially be CPF GP (in such capacity, the “Manager”). No additional manager shall be appointed without the consent of the Members holding at least a majority of the Units. During the term of this Agreement, the Members and their Permitted Transferees will vote their Units and take all other reasonably necessary actions so that CPF GP serves as the Manager; provided that the Members and their Permitted Transferees may remove and replace the Manager with consent of the Members holding at least a majority of the Units.

5.2 Term. Any elected Manager shall serve until such Manager voluntarily resigns pursuant to Section 5.3 or, following a removal pursuant to Section 5.1, a replacement Manager is elected by the Members pursuant to Section 5.1.

5.3 Vacancy. A vacancy in any manager position shall be filled by the unanimous consent of the Members.

5.4 Meetings. The Manager shall not be required to hold any meetings.

5.5 Written Actions. Any action required to be, or which may be, taken by the Manager may be taken without a meeting if consented thereto in a writing setting forth the action so taken and signed by the Manager, and the execution of such consent shall constitute attendance or presence in person at a manager’s meeting.

5.6 Designation of Officers. Subject to Section 5.1, the Manager may, from time to time, designate one or more persons to be officers of the Company. No officer need be a resident of the State of Delaware or a Member. Any officers so designated shall have such authority and perform such duties as the Manager may, from time to time, prescribe. Subject to the direction and control of the Manager and the terms and conditions of this Agreement, each officer will have the authority to bind the Company as an agent in the ordinary course of business. The Manager may assign titles to particular officers. Unless the

Manager otherwise specifies, if the title is one commonly used for officers of a business corporation, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such officer by the Manager pursuant to this Article V. Each officer shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed. Any number of offices may be held by the same individual.

5.7 Resignation/Removal. Any officer may resign from his or her position as an officer at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Manager. Any officer may be removed by the Manager at any time in its sole discretion. Designation of an officer shall not of itself create contract or employment rights. Any vacancy occurring in any office of the Company may be filled by the Manager.

5.8 Limitation of Liability.

(a) Waiver of Liability. Except as otherwise provided herein or in any agreement entered into by such Person and the Company and to the maximum extent permitted by the Delaware Act, no present or former Manager nor any such Manager’s Affiliates, employees, agents or representatives shall be liable to the Company or to any Member for any act or omission performed or omitted by such Person in its capacity as Manager; provided, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to such Person’s willful misconduct or knowing violation of law as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected). Each Manager shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by such Manager in good faith reliance on such advice shall in no event subject such Manager or any of such Manager’s Affiliates, employees, agents or representatives to liability to the Company or any Member.

(b) Manager Standard of Care. To the maximum extent permitted under Delaware Act and any other applicable law, the Manager shall not owe any fiduciary duties to the Company, any other Manager or the Members or Unitholders, any and all such fiduciary duties being hereby eliminated in all respects. Whenever in this Agreement or any other agreement contemplated herein or to which the Company is a party the Manager is permitted or required to take any action or to make a decision or determination, the Manager shall take such action or make such decision or determination in its sole discretion and shall not be subject to any other or different standards, except to the extent such discretion is specifically modified herein or therein. The resolution, action or terms so made, taken or provided by the Manager shall be final, conclusive and binding on the Company and the Members. Whenever in this Agreement or any other agreement contemplated herein the Manager is permitted or required to take any action or to make a decision or determination, the Manager shall be entitled to consider such interests and factors as the Manager desires (including the interests of the Manager’s Affiliates (including in its capacity as Members), employers, partners and its respective Affiliates) and, consistent with the elimination of any and all fiduciary duties, shall have no duty or obligation (whether express or implied) to take into consideration any other interests or factors. With respect to any action taken or decision, determination or omission made by the Manager, it shall be presumed that the Manager acted in good faith and in compliance with this Agreement and the Delaware Act and any Person bringing, pleading or prosecuting any claim with respect to any action taken or decision or determination made by the Manager shall have the burden of overcoming such presumption by clear and convincing evidence; provided that for the avoidance of doubt, this sentence shall not be deemed in any manner to increase or place any duties whatsoever on the Manager.

(c) Good Faith and Other Standards. Whenever in this Agreement or any other agreement contemplated herein the Manager is permitted or required to take any action or to make a decision or determination in its “good faith” or under another express standard, the Manager shall act under such express standard and, to the extent permitted by applicable law, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, and, notwithstanding anything contained herein to the contrary, so long as the Manager acts in good faith (as contemplated herein), the resolution, action or terms so made, taken or provided by the Manager shall not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon such Manager or any of such Manager’s Affiliates, employees, agents or representatives.

(d) Officer Standard of Care. The Officers, in the performance of their duties as such, shall owe to the Company and the Members duties of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware.

(e) Effect on Other Agreements. Except as specifically set forth in Section 5.8(d), this Section 5.8 shall not in any way affect, limit or modify any Person’s liabilities or obligations under any employment agreement, consulting agreement, management services agreement, administrative services agreement, confidentiality agreement, noncompete agreement, nonsolicit agreement or any similar agreement with the Company or any of its Subsidiaries.

5.9 Exculpation of Manager. The personal liability of the Manager to the Company or to any Member for any loss suffered by the Company or any monetary damages for breach of contract or breach of any duty (including any fiduciary duties, any and all such fiduciary duties having been eliminated pursuant to Section 5.8(b)) is hereby eliminated to the fullest extent permitted by the Delaware Act and any other applicable law. In furtherance of the foregoing and not in limitation thereof, the Manager shall not be liable for errors in judgment and may consult with and rely on counsel and accountants and any Member, Officer, employee or committee of the Company or any of its subsidiaries or other professional in respect of the affairs of the Company and shall in no event have any personal liability in respect thereof. If the Delaware Act is hereafter amended or interpreted to permit further limitation of the liability of the Manager beyond the foregoing, then this Section shall be interpreted to limit the personal liability of the Manager to the fullest extent permitted by the Delaware Act, as amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to limit the personal liability of the Manager to a greater extent than that permitted by said law prior to such amendment). In furtherance of, and without limiting the generality of the foregoing, the Manager shall not be (a) personally liable for the debts, obligations or liabilities of the Company, including any such debts, obligations or liabilities arising under a judgment, decree or order of a court, (b) obligated to cure any deficit in any Capital Account, (c) required to return all or any portion of any Capital Contribution or (d) required to lend any funds to the Company.

ARTICLE VI

RIGHTS AND OBLIGATIONS OF UNITHOLDERS AND MEMBERS

6.1 Limitation of Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Unitholder, Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Unitholder or acting as a Member or Manager of the Company, other than such Unitholder’s obligation to make Capital Contributions to the Company pursuant to the terms and conditions hereof, any Equity Agreement or any other agreement respecting the issuance and sale or grant of Equity Securities; provided that a Unitholder shall be required to return to the Company any Distribution made to it in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Unitholders have consented within the meaning of the Delaware Act. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on any Unitholder, Member or Manager for liabilities of the Company, except to the extent constituting fraud or willful misconduct by such Unitholder, Member or Manager.

6.2 Lack of Authority. No Unitholder or Member in its capacity as such has the authority or power to act for or on behalf of the Company in any manner or way, to bind the Company, or do any act that would be (or could be construed as) binding on the Company, in any manner or way, or to make any expenditures on behalf of the Company, unless such specific authority has been expressly granted to and not revoked from such Member by the Manager, and the Unitholders and Members hereby consent to the exercise by the Manager of the powers conferred on it by law and this Agreement.

6.3 No Right of Partition. No Unitholder or Member shall have the right to seek or obtain partition by court decree or operation of law of any the Company property, or the right to own or use particular or individual assets of the Company.

6.4 Indemnification.

(a) Generally. Subject to Section 4.6, the Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorney fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Unitholder or Member or is or was serving as a Manager, officer, director, principal or member of the Company or is or was serving at the request of the Company as a managing member, manager, officer, director, principal or member of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided that no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ (excluding, for purposes hereof, the Company’s and its Subsidiaries’) gross negligence, willful misconduct or knowing violation of law as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected) or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates’ (excluding, for purposes hereof, the Company’s and its Subsidiaries’), employees, agents or representatives contained herein or in any other agreement with the Company or its Subsidiaries. Expenses, including attorneys’ fees and expenses, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

(b) Nonexclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Section 6.4 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, law, decision of the Manager or otherwise. The Manager may grant any rights comparable to those set forth in this Section 6.4 to any employee, agent or representative of the Company or such other Persons as it may determine.

(c) Insurance. The Company shall maintain customary directors’ and officers’ insurance, at its expense, to protect all Indemnified Persons against any expense, liability or loss described in Section 6.4(a) whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 6.4.

(d) Limitation. Notwithstanding anything contained herein to the contrary (including in this Section 6.4), any indemnity by the Company relating to the matters covered in this Section 6.4 shall be provided out of and to the extent of the Company assets only, and no Unitholder (unless such Unitholder otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company (except as expressly provided herein).

(e) Savings Clause. If this Section 6.4 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 6.4 to the fullest extent permitted by any applicable portion of this Section 6.4 that shall not have been invalidated and to the fullest extent permitted by applicable law.

6.5 Members Right to Act. For situations for which the approval of the Members generally (rather than the approval of the Manager or a particular group of Members) is specifically and expressly required by this Agreement or by non-voting provisions of applicable law, the Members shall act through meetings and written consents as described in this Section 6.5. Except as otherwise provided herein, in any Equity Agreement or as otherwise required by applicable law the Members holding Class A Units shall be entitled to one vote per Class A Unit on all matters to be voted on by the Members. The actions by the Members permitted hereunder may be taken at a meeting called by the Manager or by Members holding at least a majority of the Units entitled to vote or consent on the matter on at least five days’ prior written notice to the other Members entitled to vote or consent thereon, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Members entitled to vote or consent may be taken by Members by written consent (without a meeting and without a vote) so long as such consent is signed by the Members having not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted; provided that any action proposed to be approved by written consent of the Members shall be submitted for consideration to all Members entitled to vote, notwithstanding that the action to be taken may be approved by less than all Members. Prompt notice of the action so taken without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing. Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

6.6 Waiver of Duties. Each Member hereby acknowledges the elimination of any and all fiduciary duties pursuant to Section 5.8(b) and hereby waives any claim or cause of action against the Manager or any Manager (and any of their respective Affiliates, employees, agents and representatives) that such Member may have been entitled to make in the event all such fiduciary duties were not so eliminated. To the maximum extent permitted by the Delaware Act and any other applicable law, none of the CPF Members shall owe any fiduciary duties to each other or to any other Members, any and all such fiduciary duties being hereby eliminated. Each Member hereby acknowledges the elimination of any and all fiduciary duties pursuant to the immediately preceding sentence and hereby waives and agrees not to bring any claim or cause of action against the CPF Members (or any of their respective Affiliates, employees, representatives or agents), the Manager (and any of their respective Affiliates, employees, representatives or agents) that such Member may have been entitled to make in the event all such fiduciary duties were not so eliminated.

ARTICLE VII

BOOKS, RECORDS, ACCOUNTING AND REPORTS; INSPECTION

7.1 Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 7.2 or pursuant to applicable laws. All matters concerning (i) the determination of the relative amount of allocations and distributions among the Unitholders pursuant to Articles III and IV and (ii) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager, whose determination shall be final and conclusive as to all of the Unitholders absent manifest clerical error.

7.2 Tax Reports. The Company shall use commercially reasonable efforts to deliver or cause to be delivered, within 90 days after the end of each Fiscal Year, to each Person who was a Unitholder at any time during such Fiscal Year all information necessary for the preparation of such Person’s United States federal and state income tax returns.

7.3 Transmission of Communications. Each Person that owns or controls Units on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice or other communication received from the Company to such other Person or Persons.

ARTICLE VIII

TAX MATTERS

8.1 Tax Elections. The Fiscal Year shall be the calendar year unless the Manager shall determine otherwise in accordance with applicable law. The Manager shall determine whether to make or revoke any available election pursuant to the Code. Each Unitholder will upon request supply any information necessary to give proper effect to such election.

8.2 Tax Controversies.

(a) CPF is hereby designated as the Partnership Representative. CPF as the Partnership Representative is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services incurred in connection therewith. Each Unitholder agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Partnership Representative shall keep all Unitholders informed of the progress of any examinations, audits or other proceedings.

(b) The Manager shall be authorized to make any elections permitted under the Budget Act (including any “elections out” in whole or in part of the Budget Act) with respect to the Company. Each Unitholder agrees to cooperate and execute any documents in connection with the elections indicated in the preceding sentence. The Unitholders covenant to take into account and report to the Internal Revenue Service any adjustment to their items for the reviewed year as notified to them by the Company in a statement furnished to them pursuant to Section 6226(a) of the Code whether or not Unitholders own any Units in the year of the Company’s statement. Any Unitholder which fails to report its share of such adjustments on its tax return for its Fiscal Year including the date of the Company’s statement as described immediately above shall indemnify and hold harmless the Company against any tax, interest and penalties collected by the Internal Revenue Service from the Company as a result of the Unitholder’s failure. The foregoing covenants and indemnification obligation of the Unitholders shall survive indefinitely and shall not terminate, without regard to any transfer of a Member’s Units, withdrawal as a Unitholder, or liquidation, dissolution or termination of the Company.

(c) The Company shall indemnify the Partnership Representative against judgments, fines, amounts paid in settlement and expenses (including reasonable attorneys’ fees regardless of whether paid or incurred before or at trial or during any appellate proceeding) incurred by the Partnership Representative in any civil, criminal or investigative proceeding in which the Partnership Representative is involved or threatened to be involved by reason of being the Partnership Representative for the Company.

ARTICLE IX

TRANSFER OF UNITS; REPURCHASE OF UNITS

9.1 Transfer Restrictions. No Unitholder shall Transfer any interest in any Units except as follows: (a) pursuant to Sections 9.2 or 9.3 after having first obtained the written consent of the Manager to such Transfer; (b) to their respective Permitted Transferees; or (c) in any Transfer in an Approved Sale in accordance with Section 9.3 (collectively, the “Exempt Transfers”). If any Person acquires Units pursuant to clause (c) above as a Permitted Transferee by virtue of (x) such Person’s qualification as a member of a transferor’s “Family Group” under clauses (ii) or (iii) of the definition of “Family Group” or (y) such Person’s qualification as an Affiliate or affiliated investment fund of a transferor, and such Person shall, at any time, cease to be either a member of such transferor’s Family Group or an Affiliate or affiliated investment fund of such transferor (as applicable), then such Person shall Transfer such Person’s Units to a Person that does qualify at the time of such required Transfer as either a member of the original transferor’s Family Group or as an Affiliate or affiliated investment fund of the original transferor. Notwithstanding anything to the contrary herein, nothing shall prevent and this Article IX shall not apply to, with respect to any CPF Member, any Transfer of any interest in (A) such CPF Member or any investment fund which holds a direct or indirect interest in such CPF Member or (B) any direct or indirect equity holder in any such investment fund.

9.2 Tag Along Rights.

(a) Participation Right. At least 20 days prior to any Transfer by any holder of Units (other than one or more Transfers (i) pursuant to a Corporate Conversion or (ii) that are Exempt Transfers (other than pursuant to Section 9.1(d)), each such Person making such Transfer (the “Transferring Unitholder”), shall deliver a written notice (the “Sale Notice”) to the Company and to the other Members (the “Other Members”), (i) specifying in reasonable detail the identity of the prospective Transferee(s), the number and class of Units to be Transferred, the purchase price of each Unit to be sold, the date that such proposed sale is expected to be consummated and the other terms and conditions of the Transfer and (ii) have attached thereto, if available, an executed copy (or a substantially final draft copy) of the agreement pursuant to which the proposed Transfer is to be consummated. The Other Members may elect to participate in the contemplated Transfer with Units by delivering written notice to the Transferring Unitholder within 10 days after delivery of the Sale Notice. Such participation shall be based upon the Pro Rata Share represented by the Units requested to be included by each Unitholder relative to the Pro Rata Share of all Units held by the Unitholders participating in such Transfer (including the Transferring Unitholder). If the Other Members have not elected to participate in the contemplated Transfer (through notice to such effect or expiration of the 10-day period after delivery of the Sale Notice), then the Transferring Unitholder may Transfer the Units specified in the Sale Notice at a price and on terms no more favorable to the Transferee(s) thereof than specified in the Sale Notice during the 120-day period immediately following the date of the delivery of the Sale Notice. Any Transferring Unitholder’s Units not Transferred within such 120-day period shall be subject to the provisions of this Section 9.2 upon subsequent Transfer.

(b) Participation Procedure; Conditions. With respect to any Transfer subject to Section 9.2(a), each Transferring Unitholder shall use its commercially reasonable efforts to obtain the agreement of the prospective Transferee(s) to the participation of the Other Members who have elected to participate in any contemplated Transfer, and no Transferring Unitholder shall Transfer any of its Units to any prospective Transferee if such prospective Transferee(s) declines to allow the participation of the Other Members, unless in connection with such Transfer, one or more of the Transferring Unitholders or their Affiliates purchase (on the same terms and conditions on which such Units were sold to the Transferee(s)) the number and class of Units from each Other Member which such Other Member would have been entitled to sell pursuant to Section 9.2(a). Each Unitholder Transferring Units pursuant to this Section 9.2 shall pay its pro rata share (based on each such holder’s share of the aggregate proceeds paid with respect to its Units) of the expenses incurred by the Transferring Unitholder in connection with such Transfer and shall be obligated to join based on its pro rata share (based on each such holder’s share of the aggregate proceeds paid with respect to its Units) in any indemnification or other obligations that the Transferring Unitholder agrees to provide in connection with such Transfer (other than any such obligations that relate specifically to a particular Unitholder such as indemnification with respect to representations and warranties given by a Unitholder regarding such Unitholder’s title to and ownership of Units); provided that unless a prospective Transferee permits a Unitholder to give a guarantee, letter of credit or other mechanism (which shall be dealt with on an individual basis), any escrow or holdback of proceeds of any such transaction shall be withheld on a pro rata basis among all Unitholders (based on each such holder’s share of the aggregate proceeds paid with respect to its Units); provided further that, in no event shall any Unitholder’s aggregate liability for any indemnification obligations exceed the net proceeds actually received by such Unitholder.

9.3 Approved Sale; Drag Along Obligations.

(a) Approved Sale.

(i) If the Manager approves a Sale of the Company (an “Approved Sale”), each Member and each Unitholder (and each Person that retains voting control of any Units Transferred to a Permitted Transferee) shall vote for (whether at a meeting of Unitholders or by written consent), consent to and raise no objections against, and not otherwise impede or delay, such Approved Sale. In furtherance of the foregoing, if the

Approved Sale is structured as a (x) merger or consolidation, each Member and Unitholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (y) sale of Units, each Member and Unitholder shall agree to sell, and shall sell, all of his, her or its Units and rights to acquire Units (or, if less than all, than the same percentage or his, her or its Units or rights as the CPF Members are selling) on the terms and conditions approved by the Manager.

(ii) Each Member and Unitholder shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Manager, including, without limitation, executing and delivering any and all agreements, instruments and other documents executed by the CPF Members, including any applicable purchase agreement, stockholders agreement and/or indemnification and/or contribution agreement, and cooperating with the Manager, the CPF Members, the prospective buyer and their respective representatives with such Approved Sale; provided, that the Members and Unitholders shall not be required to (A) “rollover” a greater percentage of their equity than the percentage of the CPF Members’ equity that is “rolled over” by the CPF Members in connection with such Approved Sale or (B) agree to any non-competition or non-solicitation covenants that are more restrictive or broader in scope than those to which such Member or Unitholder are subject immediately prior to the Approved Sale.

(iii) In connection with any Approved Sale, each Member, Unitholder and the Company shall (and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees, financial advisors, consultants, attorneys and other agents and representatives to) take all necessary or desirable actions in connection with the consummation of the Approved Sale and any related transactions (including any auction or competitive bid process in connection with or preceding such Approved Sale) as reasonably requested by the Manager, including (A) retaining investment bankers and other advisors approved by the Manager; (B) participating in management meetings and preparing pitchbooks and confidential information memorandums, (C) furnishing information and copies of documents, (D) preparing and making filings with governmental authorities; (E) providing assistance with legal, accounting, tax, financial, benefits and other due diligence; and (F) otherwise cooperating with the Manager, the CPF Members, the prospective buyer(s), any investment bankers, consultants or other professional advisors who have been retained in connection with such Approved Sale and their respective representatives.

(b) Condition. The obligations of the Members and Unitholders with respect to the Approved Sale are subject to the satisfaction of the following conditions: (i) that each Unitholder shall receive in exchange for the Units held by such Unitholder the same portion of the aggregate consideration from such transaction that such Unitholder would have received if such aggregate consideration had been distributed by the Company in accordance with the provisions of Section 4.1(b) and (ii) such Approved Sale is to an Independent Third Party.

(c) Indemnification; Expenses. The Unitholders shall be severally obligated to join on a pro rata basis (as if such indemnification obligations reduced the aggregate proceeds available for distribution or payment to the Unitholders in such Approved Sale) in any indemnification obligation the CPF Members have agreed to in connection with such Approved Sale (other than any such obligations that relate specifically to a particular Unitholder, such as indemnification with respect to representations and warranties given by a Unitholder regarding such Unitholder’s title to and ownership of Units); provided that unless a prospective Transferee permits a Unitholder to give a guarantee, letter of credit or other mechanism (which shall be dealt with on an individual basis), any escrow of proceeds of any such transaction shall be withheld on a pro rata basis among all Unitholders (as if such escrow reduced the aggregate proceeds available for distribution or payment to the Unitholders in such Approved Sale). Each Unitholder shall pay its pro rata share (as if such expenses reduced the aggregate proceeds available for distribution or payment to the Unitholders in such Approved Sale) of the expenses incurred by the Unitholders pursuant to an Approved Sale to the extent such expenses are incurred for the benefit of all Unitholders (as determined by the Manager). Expenses incurred by any Unitholder on its own behalf (including the fees and disbursements of counsel, advisors and other Persons retained by such holder in connection with the Approved Sale as determined by the Manager) will not be considered costs incurred for the benefit of all Unitholders and, to the extent not paid by the Company, will be the responsibility of such Unitholder. Each Unitholder shall enter into any other agreement that the CPF Members approve and (other than non-competition and non-solicitation agreements to be entered into by Unitholders who are also employees of the Company or any of its Subsidiaries) enter into on the same terms and conditions (other than as differences in such terms and conditions might result from holdings of different classes of Units). Without limiting the immediately prior sentence, each Unitholder shall enter into, on a several basis, any indemnification, contribution or unitholder representative agreement requested by the Manager to ensure compliance with this Section 9.3(c). Notwithstanding anything to the contrary contained herein, in the event that any indemnification obligations are incurred in connection with the Approved Sale, each Unitholder’s obligations pursuant thereto shall not exceed the net proceeds received by such Unitholder pursuant to such Approved Sale.

(d) Purchaser Representative. If the Company, the Manager and/or the CPF Members enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the other Unitholders shall, at the request of the Company or the Manager, as the case may be, appoint a “purchaser representative” (as such term is defined in Rule 501 promulgated under the Securities Act) designated by the Company and reasonably acceptable to the Manager. If any Unitholder so appoints a purchaser representative, the Company shall pay the fees of such purchaser representative. However, if any Unitholder declines to appoint the purchaser representative designated by the Company, such Unitholder shall appoint another purchaser representative (reasonably acceptable to the Company and the Manager), and such Unitholder shall be responsible for the fees of the purchaser representative so appointed.

9.4 Effect of Assignment.

(a) Termination of Rights. Any Member who shall assign any Units or other interest in the Company shall cease to be a Member with respect to such Units or other interest and shall no longer have any rights or privileges of a Member with respect to such Units or other interest, except as provided in Section 9.1.

(b) Deemed Agreement. Any Person who acquires in any manner whatsoever any Units or other interest in the Company, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Units or other interest in the Company of such Person was subject to or by which such predecessor was bound.

9.5 Additional Restrictions on Transfer.

(a) Execution of Counterpart. Except in connection with an Approved Sale, each Transferee of Units or other interests in the Company (including any Permitted Transferee) shall, as a condition prior to such Transfer, execute and deliver to the Company a counterpart to this Agreement pursuant to which such Transferee shall agree to be bound by the provisions of this Agreement.

(b) Notice. In connection with the Transfer of any Units, the holder of such Units will deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer.

(c) Legal Opinion. No Transfer of Units or any other interest in the Company may be made unless in the opinion of counsel, satisfactory in form and substance to the Manager (which opinion may be waived by the Manager), such Transfer would not violate any federal securities laws or any state or provincial securities or “blue sky” laws (including any investor suitability standards) applicable to the Company or the interest to be Transferred, or cause the Company to be required to register as an “Investment Company” under the U.S. Investment Company Act of 1940, as amended. Such opinion of counsel shall be delivered in writing to the Company prior to the date of the Transfer.

(d) Code Section 7704 Safe Harbor. In order to permit the Company to qualify for the benefit of a “safe harbor” under Code Section 7704, notwithstanding anything to the contrary in this Agreement, no Transfer of any Unit or economic interest shall be permitted or recognized by the Company or the Manager (within the meaning of Treasury Regulation Section 1.7704-1(d)) if and to the extent that such Transfer would cause the Company to have more than 100 partners (within the meaning of Treasury Regulation Section 1.7704-1(h), including the look-through rule in Treasury Regulation Section 1.7704-1 (h)(3)).

9.6 Legend. In the event that Certificated Units are issued, such Certificated Units will bear the following legend:

“THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF DECEMBER 13, 2022 AS AMENDED AND MODIFIED FROM TIME TO TIME, GOVERNING THE ISSUER (THE “COMPANY”), AND BY AND AMONG CERTAIN INVESTORS (THE “LLC AGREEMENT”). THE UNITS REPRESENTED BY THIS CERTIFICATE MAY ALSO BE SUBJECT TO ADDITIONAL TRANSFER RESTRICTIONS, CERTAIN VESTING PROVISIONS, REPURCHASE OPTIONS, OFFSET RIGHTS AND FORFEITURE PROVISIONS SET FORTH IN THE LLC AGREEMENT

AND/OR A SEPARATE AGREEMENT WITH THE INITIAL HOLDER. A COPY OF SUCH CONDITIONS, REPURCHASE OPTIONS AND FORFEITURE PROVISIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

If a Member holding Certificated Units delivers to the Company an opinion of counsel, satisfactory in form and substance to the Manager (which opinion may be waived by the Manager), that no subsequent Transfer of such Units will require registration under the Securities Act, the Company will promptly upon such contemplated Transfer deliver new Certificated Units which do not bear the portion of the restrictive legend relating to the Securities Act set forth in this Section 9.6.

9.7 Transfer Fees and Expenses. Except as provided in Sections 9.2 and 9.3, the Transferor and Transferee of any Units or other interest in the Company shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer, whether or not consummated.

9.8 Void Transfers. Any Transfer by any Member or Unitholder of any Units or other interest in the Company in contravention of this Agreement (including, without limitation, the failure of the Transferee to execute a counterpart to this Agreement) or which would cause the Company to not be treated as a partnership for U.S. federal income tax purposes shall be void and ineffectual and shall not bind or be recognized by the Company or any other party. No purported assignee shall have any right to any Profits, Losses or Distributions of the Company.

9.9 Forfeiture of Units. Notwithstanding anything to the contrary set forth herein, Units may be subject to vesting, forfeiture and/or repurchase as set forth in this Agreement and/or any applicable Equity Agreement.

ARTICLE X

ADMISSION OF MEMBERS

10.1 Substituted Members. In connection with the Transfer of Units of a Unitholder permitted under the terms of this Agreement, the Equity Agreements (if applicable), and the other agreements contemplated hereby and thereby, the Transferee shall become a Substituted Member on the later of (a) the effective date of such Transfer, and (b) the date on which the Manager approves such Transferee as a Substituted Member, and such admission shall be shown on the books and records of the Company; provided, however, in connection with the Transfer of Units of a Unitholder to a Permitted Transferee permitted under the terms of this Agreement, the Equity Agreements (if applicable), and the other agreements contemplated hereby and thereby, the Transferee shall become a Substituted Member on the effective date of such Transfer.

10.2 Additional Members. A Person may be admitted to the Company as an Additional Member only as contemplated under Section 3.1 and only upon furnishing to the Company (a) a joinder to this Agreement, in form satisfactory to the Manager, agreeing to be bound by of all the terms and conditions of this Agreement, including the power of attorney granted in Section 13.1, and (b) such other documents or instruments as may be deemed necessary or appropriate by the Manager to effect such Person’s admission as a Member. Such admission shall become effective on the date on which the Manager determines that such conditions have been satisfied.

ARTICLE XI

WITHDRAWAL AND RESIGNATION OF UNITHOLDERS

11.1 Withdrawal and Resignation of Unitholders. No Unitholder shall have the power or right to withdraw or otherwise resign from the Company prior to the dissolution and winding up of the Company pursuant to Article XII, without the prior written consent of the Manager (which consent may be withheld by the Manager in its sole discretion) except as otherwise expressly permitted by this Agreement or any of the other agreements contemplated hereby. Upon a Transfer of all of a Unitholder’s Units in a Transfer permitted by this Agreement, and (if applicable) the Equity Agreements, subject to the provisions of Section 9.5, such Unitholder shall cease to be a Unitholder. Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Unitholder will not be considered a Unitholder for any purpose after the effective time of such complete withdrawal, and, in the case of a partial withdrawal, such Unitholder’s Capital Account (and corresponding voting and other rights) shall be reduced for all other purposes hereunder upon the effective time of such partial withdrawal.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

12.1 Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members. The Company shall dissolve, and its affairs shall be wound up upon the first of the following to occur:

(a) the Manager’s approval of dissolution; or

(b) the entry of a decree of judicial dissolution of the Company under Section 35-5 of the Delaware Act or an administrative dissolution under Section 18-802 of the Delaware Act.

Except as otherwise set forth in this Article XII, the Company is intended to have perpetual existence. No Event of Withdrawal shall cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.

12.2 Liquidation and Termination. Upon the dissolution of the Company, the Manager shall act as liquidator or may appoint one or more representatives, Members or other Persons as liquidator(s). The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Company expense. Until the final distribution in accordance herewith, the liquidators shall continue to operate the Company properties with all of the power and authority of the Manager. The steps to be accomplished by the liquidators are as follows:

(a) The liquidators shall pay, satisfy or discharge from the Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine).

(b) As promptly as practicable after dissolution, the liquidators shall (i) determine the fair market value, such determination made in good faith and consistent with methodologies previously used by the Manager to determine Fair Market Value (the “Liquidation FMV”) of the Company’s remaining assets (the “Liquidation Assets”), (ii) determine the amounts to be distributed to each Unitholder in accordance with Section 4.1(b), and (iii) deliver to each Unitholder a statement (the “Liquidation Statement”) setting forth the Liquidation FMV and the amounts and recipients of such Distributions.

(c) As soon as the Liquidation FMV and the proper amounts of Distributions have been determined in accordance with Section 12.2(b), the liquidators shall promptly distribute the Company’s Liquidation Assets to the holders of Units in accordance with Section 4.1(b). Any non-cash Liquidation Assets will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Sections 4.2 and 4.3. After taking into account such allocations, it is anticipated that each Unitholder’s Capital Account will be equal to the amount to be distributed to such Unitholder pursuant to this Section 12.2(c). If any Unitholder’s Capital Account is not equal to the amount to be distributed to such Unitholder pursuant to this Section 12.2(c), Profits and Losses for the Fiscal Year in which the Company is dissolved shall be allocated among the Unitholders in such a manner as to cause, to the extent possible, each Unitholder’s Capital Account to be equal to the amount to be distributed to such Unitholder pursuant to this Section 12.2(c).

The distribution of cash and/or property to a Unitholder in accordance with the provisions of this Section 12.2 constitutes a complete return to the Unitholder of its Capital Contributions and a complete distribution to the Unitholder of its interest in the Company and all the Company property and constitutes a compromise to which all Unitholders have consented within the meaning of the Delaware Act. To the extent that a Unitholder returns funds to the Company, it has no claim against any other Unitholder for those funds.

12.3 Securityholders Agreement. To the extent that units or other equity securities of any Subsidiary are distributed to any Unitholders and unless otherwise agreed to by the Manager, such Unitholders hereby agree to enter into a securityholders agreement with such Subsidiary and each other Unitholder which contains restrictions on the Transfer of such equity securities and other provisions (including, without limitation, with respect to the governance and control of such Subsidiary) in form and substance similar to the provisions and restrictions set forth herein (including, without limitation, in Article V and Article IX).

12.4 Cancellation of Certificate. On completion of the distribution of the Company assets as provided herein, the Company shall be terminated (and the Company shall not be terminated prior to such time), and the Manager (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 12.4.

12.5 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 12.2 in order to minimize any losses otherwise attendant upon such winding up.

12.6 Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Unitholders (it being understood that any such return shall be made solely from the Company assets).

12.7 Hart-Scott-Rodino. In the event the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) is applicable to any Unitholder, the dissolution of the Company shall not be consummated until such time as the applicable waiting period (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Unitholder. The Company shall bear all costs and expenses of any notifications or the like required to be filed under the HSR Act applicable to any Unitholder.

ARTICLE XIII

GENERAL PROVISIONS

13.1 Power of Attorney. Each Unitholder hereby constitutes and appoints the Manager and the liquidators, with full power of substitution, as his, her, or its true and lawful agent and attorney-in-fact, with full power and authority in his or its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) this Agreement, all certificates and other instruments and all amendments thereof in accordance with the terms hereof which the Manager deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (b) all instruments which the Manager deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement adopted in accordance with its terms; (c) all conveyances and other instruments or documents which the Manager and/or the liquidators deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; (d) all instruments relating to the admission, withdrawal or substitution of any Unitholder pursuant to Article X or XI; and (e) all instruments relating to Tag Along Rights, an Approved Sale, Drag-Along, the forfeiture of Unitholder’s Units or the Company’s (or any designee of the Company) Call Option pursuant to

Article IX. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Unitholder and the Transfer of all or any portion of his or its Units and shall extend to such Unitholder’s heirs, successors, assigns and personal representatives.

13.2    Amendments. Subject to the right of the Manager to amend this Agreement as expressly provided herein (including, without limitation, pursuant to Section 3.1(b)), this Agreement may be amended, modified, or waived with the written consent of the Members holding a majority of the Units; provided that (a) if any such amendment, modification, or waiver would adversely affect in any material respect any Member in a manner different than the other Members, such amendment, modification, or waiver shall also require the written consent of the Member so differently affected. Notwithstanding the foregoing, none of the foregoing provisos shall prohibit any amendments to any provision of this Agreement to the extent necessary to issue any equity or other securities (e.g., to amend this Agreement to authorize a different class of equity of the Company).

13.3    Title to the Company Assets. The Company assets shall be deemed to be owned by the Company as an entity, and no Unitholder, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Legal title to any or all the Company assets may be held in the name of the Company or one or more nominees, as the Manager may determine. The Manager hereby declares and warrants that any of the Company assets for which legal title is held in the name of any nominee shall be held in trust by such nominee for the use and benefit of the Company in accordance with the provisions of this Agreement. All the Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such assets is held.

13.4    Remedies. Each Unitholder and the Company shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

13.5    Successors and Assigns. Except as otherwise provided herein, all covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, whether so expressed or not.

13.6    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

13.7    Counterparts; Binding Agreement. This Agreement may be executed simultaneously in two or more separate counterparts (including by means of facsimile, electronic mail or comparable electronic transmission), any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto. This Agreement and all of the provisions hereof shall be binding upon and effective as to each Person who (a) executes this Agreement in the appropriate space provided in the signature pages hereto notwithstanding the fact that other Persons who have not executed this Agreement may be listed on the signature pages hereto and (b) may from time to time become a party to this Agreement by executing a counterpart of or joinder to this Agreement.

13.8    Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Whenever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

13.9    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Subject to Section 13.18, any dispute relating hereto shall be heard in the state or federal courts of Delaware, and the parties agree to jurisdiction and venue therein.

13.10    Addresses and Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, sent by telecopy (with hard copy to follow) or sent by reputable overnight express courier (charges prepaid), or (ii) three days following mailing by certified or registered mail, postage prepaid and return receipt requested. Such notices, demands and other communications shall be sent to the address for such recipient set forth on the signature pages hereto, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notice to the Manager or the Company shall be deemed given if received by a Manager at the following address: c/o Chicago Pacific Founders, 980 N. Michigan Ave., Suite 1998, Chicago, Illinois 60611, Attention: Greg Kazarian, with a copy to (which shall not constitute notice) to Locke Lord LLP, 111 South Wacker, Chicago, Illinois 60606, Attention: Michael R. Wilson, or such other addresses as the Company may provide to the Members from time to time.

13.11    Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property other than as a secured creditor (to the extent provided in the applicable agreements and instruments). Notwithstanding the foregoing, each of the Indemnified Persons is intended third-party beneficiaries of Section 6.4 and shall be entitled to enforce such provision (as it may be in effect from time to time).

13.12    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

13.13    Further Action. The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

13.14    Offset. Whenever the Company is to pay any sum to any Unitholder or any Affiliate or related Person thereof, any amounts that such Unitholder or such Affiliate or related Person owes to the Company or any of its Subsidiaries under any promissory note or other debt instrument issued to the Company or any of its Subsidiaries or any other bona fide obligation owed to the Company or any of its Subsidiaries may be deducted from that sum before payment; provided that if such amount proposed to be offset is disputed by the applicable Unitholder or Affiliate or related Person, then the extent to which such amount is disputed shall not be deemed offset and shall instead be held in reserve by the Company and not used for any other purpose pending the resolution of the dispute.

13.15    Entire Agreement. This Agreement, those documents expressly referred to herein and other documents dated as of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

13.16    Opt-in to Article 8 of the Uniform Commercial Code. The Unitholders hereby agree that the Units shall be securities governed by Article 8 of the Uniform Commercial Code of the State of Delaware (and the Uniform Commercial Code of any other applicable jurisdiction).

13.17    Delivery by Facsimile, Electronic Mail or Comparable Electronic Transmission. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, electronic mail or comparable electronic transmission, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine, electronic mail or comparable electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine, electronic mail or comparable electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

13.18    MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

13.19    Survival. Sections 4.6, 5.8, 5.9, 6.1 and 6.4, shall survive and continue in full force in accordance with its terms notwithstanding any termination of this Agreement or the dissolution of the Company.

13.20    Expenses. The Company shall or shall cause the Company to pay and hold the CPF Members harmless against liability for the payment of the reasonable out-of-pocket expenses of such Persons (including the reasonable fees and expenses of legal counsel or other advisors) arising in connection with (i) start-up and organizational costs in connection with the formation of the Company and the Company and the commencement of their respective businesses and operations, (ii) the preparation, negotiation and execution of this Agreement, the Company’s certificate of formation and the other agreements contemplated hereby or thereby, and the consummation of the transactions contemplated hereby or thereby, (iii) any proposed or completed merger, sale, recapitalization or other transaction involving the Company or any of its Subsidiaries, (iv) any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the Company’s certificate of formation or the other agreements contemplated hereby or thereby (including, without limitation, in connection with any proposed merger, sale or recapitalization of the Company or any of its Subsidiaries), (v) the interpretation, investigation and enforcement of the rights granted under this Agreement, the Company’s certificate of formation or the other agreements contemplated hereby or thereby, (vi) any filing with any governmental agency with respect to any such Person’s investment in the Company, or in any other filing with any governmental agency with respect to the Company that mentions such Person, (vii) the preparation, delivery and storage of books and records and financial and other statements required or permitted under this Agreement (including, without limitation, all matters concerning the determination of the relative amount of allocations and distributions among the Unitholders and accounting procedures and determinations), (viii) the delivery to each Member of any report or other information required by this Agreement, (ix) the delivery to each Unitholder of all information necessary for the preparation of such Person’s United States federal and state income tax returns, (x) the preparation and filing of all tax returns required to be filed by the Company, (xi) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any securities (debt or equity) hereunder or under the Company’s certificate of formation and the other agreements contemplated hereby or thereby and (xii) any transaction, claim or event which any such Person believes affects the Company or its Subsidiaries or such Person’s investment in any of the foregoing and as to which such Person seeks advice of counsel. The Company shall not be obligated to pay any fees to agent, broker, investment banker, legal counsel, or other person acting on behalf of or under the authority of such Member in connection with the formation of the Company.

13.21    Acknowledgments. Upon execution and delivery of a counterpart to this Agreement or a joinder to this Agreement, each Member (including each Substituted Member and each Additional Member) shall be deemed to acknowledge to each CPF Member as follows: (a) the determination of such Member to acquire Units pursuant to this Agreement or any other agreement has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Member or any of its Affiliates or by any agent or employee of any other Member or any of its Affiliates, (b) no other Member has acted as an agent of such Member in connection with making its investment hereunder and that no other Member shall be acting as an agent of such Member in connection with monitoring its investment hereunder, (c) each of the CPF Members has retained Locke Lord LLP in connection with the transactions contemplated hereby and expects to retain Locke Lord LLP as legal counsel on behalf of the Company and its Subsidiaries, (d) Locke Lord LLP is not representing and will not represent any other Member in connection with the transaction contemplated hereby or any dispute which may arise between any of the CPF Members, on the one hand, and any other Member, on the other hand, (e) such Member will, if it wishes counsel on the transactions contemplated hereby, retain its own independent counsel, and (f) Locke Lord LLP may represent the CPF Members in connection with any and all matters contemplated hereby (including, without limitation, any dispute between any of the CPF Members, on the one hand, and any other Member, on the other hand) and such Member waives any conflict of interest in connection with such representation by Locke Lord LLP. Each Member further acknowledges that Locke Lord has been retained by the Company to represent it in connection with certain transactions the Company is negotiating and entering into with P3 Health Group, LLC and its Affiliates, including the December 2022 P3 Note and the Warrant issued in connection therewith.

*                *                 *                *                *

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first written above.

THE COMPANY:

VBC GROWTH SPV, LLC

By:	/s/ Mary Tolan
Name:	Mary Tolan
Title:	Manager

[VBC Growth SPV, LLC Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first written above.

THE CPF MEMBERS:

CHICAGO PACIFIC FOUNDERS FUND, L.P.

By:	Chicago Pacific Founders GP, L.P., its General Partner

By:	Chicago Pacific Founders UGP, LLC, its General Partner

By:	/s/ Mary Tolan
Name: Mary Tolan
Title: Manager

CPF VBC GROWTH AGGREGATOR, L.P.

By:	Chicago Pacific Founders GP, L.P., its General Partner

By:	Chicago Pacific Founders UGP, LLC, its General Partner

By:	/s/ Mary Tolan
Name: Mary Tolan
Title: Manager

[VBC Growth SPV, LLC Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first written above.

MEMBERS:

/s/ Sherif Abdou
SHERIF ABDOU, M.D.

/s/ Amir Bacchus
AMIR BACCHUS, M.D.

[VBC Growth SPV, LLC Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first written above.

/s/ Mark Thierer
MARK THIERER

/s/ Greg Wasson
GREG WASSON

[VBC Growth SPV, LLC Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first written above.

LEAVITT EQUITY PARTNERS II, L.P.
By: Leavitt Equity Partners II, LLC, its General Partner

By:	/S/ Taylor Leavitt
Name:	Taylor Leavitt
Title:	President

[VBC Growth SPV, LLC Limited Liability Company Agreement]

CONFIDENTIAL

SCHEDULE I

VBC GROWTH SPV, LLC CAPITALIZATION

(The following reflects Units that have been issued and are outstanding as of December 13, 2022)

Class A Units:

Unitholder	Capital Commitment	Funded Capital Contributions	Unfunded Capital Commitment	Class A Units
Chicago Pacific Founders Fund, L.P.	$22,058,500.82	$15,000,000	$7,058,500.82	22,058,500.82
CPF VBC Growth Aggregator, L.P.	$2,692,275.18	$0	$2,692,275.18	2,692,275.18
Sherif Abdou	$7,643,587	$0	$7,643,587	7,643,587
Amir Bacchus	$5,095,725	$0	$5,095,725	5,095,725
Mark Thierer	$203,388	$0	$203,388	203,388
Greg Wasson	$271,184	$0	$271,184	271,184
Leavitt Equity Partners II, L.P.*	$2,035,340	$0	$2,035,340	2,035,340
TOTAL	$40,000,000	$15,000,000	$25,000,000	40,000,000

*	Leavitt commitment subject to its internal investment committee approval